UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

Mirum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38981	83-1281555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, Suite 1050 Foster City, California	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 667-4085

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 16, 2021, Tiba Aynechi, Ph.D. notified the board of directors (the “Board”) of Mirum Pharmaceuticals, Inc. (the “Company”) of her resignation as a director of the Company, effective August 19, 2021. Dr. Aynechi’s resignation was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On August 19, 2021, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed William Fairey to the Board, effective immediately. Mr. Fairey will serve as a Class I director, with an initial term expiring at the Company’s 2023 Annual Meeting of Stockholders. Mr. Fairey will initially serve on the Audit Committee of the Board and will succeed Patrick Heron on such committee.

Pursuant to the Company’s Non-Employee Director Compensation Policy (as it may be amended from time to time, the “Policy”), Mr. Fairey was granted a stock option to purchase 34,000 shares of the Company’s common stock in connection with his appointment to the Board, which will vest in three equal annual installments measured from the date of grant, subject to Mr. Fairey’s continuous service as of each such date. In addition, in accordance with the Policy, Mr. Fairey will also receive an annual cash retainer of $40,000 for his Board service and $10,000 for his service on the Audit Committee thereof, each of which will be pro-rated for 2021. In addition, commencing with the Company’s 2022 Annual Meeting of Stockholders, Mr. Fairey will be eligible to receive an annual option grant to purchase 17,000 shares of the Company’s common stock, subject to his continuous service as of each such date.

Mr. Fairey has entered into the Company’s standard form of indemnification agreement. There were no arrangements or understandings between Mr. Fairey and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Fairey and the Company required to be disclosed herein.

Item 8.01	Other Events.

On August 19, 2021, the Company issued a press release announcing the appointment of Mr. Fairey to the Board. A copy of this press release is furnished as Exhibit 99.1 hereto.

In addition, on August 19, 2021, the Board appointed its current members Carol L. Brosgart, M.D. and Patrick Heron to its Nominating and Corporate Governance Committee and Compensation Committee, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 19, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: August 19, 2021	By:	/s/ Christopher Peetz
Christopher Peetz
President and Chief Executive Officer